Exhibit 99.1

For Immediate Release

Contact: Andrew Fisher

(202) 483-7000

Afisher@unither.com

UNITED THERAPEUTICS REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

•                                         Revenues of $79.7 Million, Increase of 29% over First Quarter 2008

•                                         Earnings Per Share of $0.50 per Basic Share and $0.49 per Diluted Share, Increases of 14% and 20% over First Quarter 2008, respectively

Silver Spring, MD, May 1, 2009:  United Therapeutics Corporation (NASDAQ: UTHR) today announced its results of operations for the quarter ended March 31, 2009.  Total revenues for the first quarter of 2009 were $79.7 million, up from $62.0 million for the first quarter of 2008. Net income for the first quarter of 2009 was $13.2 million, or $0.50 per basic share, compared to $9.9 million, or $0.44 per basic share, for the first quarter of 2008. Gross margins from sales were $70.4 million for the first quarter of 2009, compared to $54.5 million for the first quarter of 2008. Earnings before non-cash charges, defined as net income before non-cash interest and income taxes, depreciation, amortization, impairment charges and share-based compensation (stock option and share tracking award expense), were $37.1 million for the first quarter of 2009, up 44% from $25.8 million for the first quarter of 2008.

Results for the first quarter of 2008 have been adjusted for the retrospective adoption of Financial Accounting Standards Board Staff Position No. APB 14-1 (FSP APB 14-1), which became effective January 1, 2009. The retrospective adoption of FSP APB 14-1 resulted in the recognition of additional non-cash interest expense of approximately $2.7 million.  Also, net income was reduced by approximately $(1.5) million, representing a reduction in earnings per share of $(0.07) per basic share and $(0.06) per diluted share, from what was previously reported.

“I am pleased that we started the year with an extremely strong first quarter,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer. “Our core Remodulin franchise continues to grow and is now the preferred form of prostacyclin in North America.”

Research and Development Expenses

The table below summarizes research and development expenses by major project and non-project components (dollars in thousands):

	Three Months Ended March 31,		Percentage
	2009	2008	Change
Program:
Cardiovascular	$11,418	$14,485	(21.2)%
Other	4,885	3,324	47.0%
Share-based compensation	4,656	3,267	42.5%
Total research and development expense	$20,959	$21,076	(0.6)%

Cardiovascular.  Cardiovascular expenses for the three months ended March 31, 2008, included a $3.0 million milestone payment made in connection with the development of a modified release version of the oral prostacyclin analogue, beraprost, under our amended agreement with Toray Industries, Inc. (Toray). There were no milestone payments made to Toray during the three months ended March 31, 2009.

Selling, General and Administrative Expenses

The table below summarizes selling, general and administrative expenses by major category (dollars in thousands):

	Three Months Ended March 31,		Percentage
	2009	2008	Change
Category:
General and administrative	$11,383	$8,839	28.8%
Sales and marketing	8,459	6,884	22.9%
Share-based compensation	9,376	3,608	159.9%
Total selling, general and administrative expense	$29,218	$19,331	51.2%

General and administrative.  During the three months ended March 31, 2009, professional fees incurred related to follow-up services on the transactions we completed in the fourth quarter of 2008 were approximately $2.1 million higher than those for the three months ended March 31, 2008.

Share-based compensation.  Share-based compensation increased for the three months ended March 31, 2009, compared to the three months ended March 31, 2008, as the result of the recognition of an estimated expense for anticipated stock option grants and the expense incurred for outstanding and unvested grants of stock options and share tracking awards.

Earnings Before Non-Cash Charges

The following table provides a reconciliation of net income to earnings before non-cash charges for the three-month periods ending March 31, 2009 and 2008 (in thousands, except per share data):

	Three Months Ended March 31,
	2009	2008 (as adjusted)(1)

Net income, as reported	$13,197	$9,936
Add back:
Amortization of debt discount	2,637	2,684
Income tax expense	5,401	5,337
Depreciation and amortization	1,765	974
Impairment charges	—	—
Share-based compensation	14,055	6,891
Earnings before non-cash charges	$37,055	$25,822
Earnings before non-cash charges per share(2):
Basic	$1.40	$1.16
Diluted	$1.36	$1.07

(1)   Adjusted for the retrospective adoption of FSP APB 14-1.

(2)          Calculated by dividing earnings before non-cash charges by the weighted average number of common shares outstanding, as reported below in our Consolidated Statements of Operations.

Conference Call

United Therapeutics will host a half-hour teleconference on Friday, May 1, 2009, at 9:00 a.m. Eastern Time.  The teleconference is accessible by dialing 877-718-5092, with international callers dialing 719-325-4795.  A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 888-203-1112, with international callers dialing 719-457-0820, and using conference code: 9448698.

This teleconference is also being webcast and can be accessed via United Therapeutics’ website at http://ir.unither.com/events.cfm.

About United Therapeutics

United Therapeutics is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening cardiovascular and infectious diseases and cancer.

Non-GAAP Financial Information

This press release contains a financial measure that does not comply with U.S. generally accepted accounting principals (GAAP). This measure supplements our financial results prepared in accordance with GAAP as reported below.

We use earnings before non-cash charges, a financial non-GAAP measure, internally for operating, budgeting and financial planning purposes and as a metric to determine the efficiency of our operations and in calculating our employees’ bonus compensation. We believe this measure enhances our investors’ understanding of our performance.  The presentation of this non-GAAP financial measure is not to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, our expectations and intentions related to financial performance and results, including the growth and market prominence of our Remodulin business and our belief about the future prospects for Remodulin. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K.  We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.  We are providing this information as of May 1, 2009, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Remodulin is a registered trademark of United Therapeutics Corporation. [uthr-g]

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UNITED THERAPEUTICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
		(as adjusted)(1)
	(unaudited)
Revenues:
Net product sales	$76,858	$59,153
Service sales	2,530	2,227
License fees	342	667
Total revenues	79,730	62,047

Operating expenses:
Research and development	20,959	21,076
Selling, general and administrative	29,218	19,331
Cost of product sales	8,066	6,175
Cost of service sales	920	711
Total operating expenses	59,163	47,293

Income from operations	20,567	14,754

Other income (expense):
Interest income	1,721	3,716
Interest expense	(2,637)	(2,792)
Equity loss in affiliate	(19)	(113)
Other, net	364	(292)
Total other income (expense), net	(571)	519

Income before income tax	19,996	15,273

Income tax expense	(6,799)	(5,337)

Net income	$13,197	$9,936

Net income per common share:
Basic	$0.50	$0.44
Diluted	$0.49	$0.41

Weighted average number of common shares outstanding:
Basic	26,440	22,333
Diluted	27,152	24,076

(1) Adjusted for the retrospective adoption of FSP APB 14-1.

CONSOLIDATED BALANCE SHEET DATA

As of March 31, 2009

(unaudited, in thousands)

Cash, cash equivalents and marketable investments (excluding restricted amounts of $45,945)	$319,365
Total assets	$902,813
Total liabilities & common stock subject to repurchase	$325,531
Total stockholders’ equity	$577,282